SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2011
SLM CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	File No. 001-13251	52-2013874
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
300 Continental Drive, Newark, Delaware 19713
(Address if principal executive offices)(zip code)
Registrant’s telephone number, including area code: (302) 283-8000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     On April 20, 2011, SLM Corporation (the “Company”) issued a press release with respect to its earnings for the fiscal quarter ended March 31, 2011, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is available on the Company’s Web site at www.salliemae.com/about/investors/stockholderinfo/earningsinfo. Presentation slides used during the Company’s investor conference call, set for April 21, 2011, at 8:00 a.m. EDT., may be accessed at www.salliemae.com/about/investors/stockholderinfo/webcast no later than the starting time of the conference call.
Item 8.01 Other Events.
      On April 20, 2011, the Company issued a press release announcing: (i) a declaration of a quarterly dividend of $0.10 per share on the Company’s common stock, payable June 17, 2011, to shareholders of record at the close of business on June 3, 2011, and (ii) an authorization to repurchase up to $300 million of outstanding common stock in open-market transactions and the termination of all previous share repurchase authorizations. A copy of the press release is attached hereto as Exhibit 99.1.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION
By:	/s/ JONATHAN C. CLARK
Jonathan C. Clark
	Title:	Executive Vice President and Chief Financial Officer

Dated: April 20, 2011

SLM CORPORATION
Form 8-K
CURRENT REPORT
EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release dated April 20, 2011

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